Exhibit (a)(1)(D)

THIS IS NOT A LETTER OF TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF LIMITED PARTNERSHIP UNITS OF

BROOKFIELD PROPERTY PARTNERS L.P.

Pursuant to the Offer to Purchase Dated February 11, 2019

THE OFFER EXPIRES AT 5:00 P.M. (EASTERN TIME) ON MARCH 25, 2019,
UNLESS THE OFFER IS TERMINATED, EXTENDED OR VARIED.

As set forth in the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to tender limited partnership units (the “Units”) of Brookfield Property Partners L.P. (“BPY”) pursuant to the Offer (as defined below) if certificates for these Units are not immediately available or time will not permit all documents required by the Letter of Transmittal (as defined below) to reach AST Trust Company (Canada), as depositary (the “Depositary”) by the Expiration Time (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be hand delivered, couriered, mailed or transmitted by facsimile transmission to the office of the Depositary set forth below.

TO:	Brookfield Property Partners L.P.

AND TO:	AST Trust Company (Canada), as depositary

Offices of the Depositary, AST Trust Company (Canada), as depositary, for this Offer:

By Mail (Except Registered Mail)	By Registered Mail, Hand or Courier	By Facsimile Transmission
AST Trust Company (Canada)	AST Trust Company (Canada)	Fax: (514) 985-8845
P.O. Box 1036	1 Toronto Street
Adelaide Street Postal Station	Suite 1200
Toronto, Ontario	Toronto, Ontario
M5C 2K4	M5C 2V6
Attention: Corporate Actions	Attention: Corporate Actions

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of this Notice of Guaranteed Delivery to a facsimile number, other than as set forth above, does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below), such signature must appear in Box I — “Signature Guarantee” in the Letter of Transmittal.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used and not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer to Purchase that accompanies this Notice of Guaranteed Delivery. In the case of any inconsistency between the terms of this Notice of Guaranteed Delivery and the Offer to Purchase, the terms of the Offer to Purchase shall prevail.

The undersigned hereby tenders to BPY, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 11, 2019 (the “Offer to Purchase”), the accompanying issuer bid circular (the “Circular”) included therein, the related letter of transmittal (the “Letter of Transmittal”) and this notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) (which together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Units indicated below pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase under “Procedure for Tendering Units”. The undersigned agrees that the tender information specified in this Notice of Guaranteed Delivery will, in all circumstances, take precedence over the tender information that is specified in the related Letter of Transmittal that is subsequently deposited.

Certificate Number(s)	Number of Units	Name & Address of Unitholder (please print)

DO NOT SEND UNIT CERTIFICATES WITH THIS FORM

The Eligible Institution which completes this Notice of Guaranteed Delivery must send the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Units to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

BOX A

TYPE OF TENDER

Check only one box. If more than one box is checked or if no box is checked, all Units identified above will be deemed to have been tendered pursuant to the Purchase Price Tender. Units are being tendered hereby pursuant to:

☐ An Auction Tender (Please complete Box B)	☐ A Purchase Price Tender (Please complete Box C)

BOX B

AUCTION TENDER
PRICE (IN U.S. DOLLARS) PER UNIT
AT WHICH UNITS ARE BEING
TENDERED

This box MUST be completed if Units are being tendered pursuant to an Auction Tender.

Check the appropriate box to indicate the Auction Tender price. Check only one box. If more than one box is checked or if no box is checked, all Units identified above will be deemed to have been tendered pursuant to the Purchase Price Tender.

If portions of unitholdings are being tendered at different prices, use a separate Letter of Transmittal for each price specified. See Instruction 5 of the Letter of Transmittal.

☐ US$19.00	☐ US$20.10
☐ US$19.10	☐ US$20.20
☐ US$19.20	☐ US$20.30
☐ US$19.30	☐ US$20.40
☐ US$19.40	☐ US$20.50
☐ US$19.50	☐ US$20.60
☐ US$19.60	☐ US$20.70
☐ US$19.70	☐ US$20.80
☐ US$19.80	☐ US$20.90
☐ US$19.90	☐ US$21.00
☐ US$20.00

BOX C

PURCHASE PRICE TENDER

This box MUST be completed if Units are being tendered pursuant to a Purchase Price Tender.

The undersigned either (check one):

☐ is tendering Units beneficially owned by the undersigned; or

☐ is a broker, dealer, commercial bank, trust company or other nominee that is tendering, for the beneficial owners thereof, Units with respect to which it is the owner of record (list attached).

BOX D

ODD LOTS

To be completed ONLY if Units are being tendered by or on behalf of persons beneficially owning an aggregate of fewer than 100 Units at the Expiration Time. See Instruction 6 of the Letter of Transmittal.

The undersigned either (check one):

☐ will be the beneficial owner of an aggregate of fewer than 100 Unit at the Expiration Time, all of which are tendered; or

☐ is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Units with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner will own an aggregate of fewer than 100 Units at the Expiration Time and is tendering all such Units.

Dated:	Telephone (Business Hours):	Signature:
( )

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a Canadian Schedule I chartered bank, a Canadian trust company, a member firm of a recognized stock exchange in Canada or a U.S. financial institution (including most U.S. banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP) or the Stock Exchanges Medallion Program (SEMP) (each such entity, an “Eligible Institution”), guarantees to deliver to the Depositary, at its address set forth above, the certificate(s) representing the Units tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed photocopy thereof) and any other required documents, on or before 5:00 p.m., Eastern time, on or before the second Trading Day after the Expiration Time. As used herein, a “Trading Day” means a day on which trading occurs on the Toronto Stock Exchange and the Nasdaq Stock Market.

Name of Firm:	Authorized Signature:

Address of Firm:	Name:
(Please type or print)

(Postal Code or Zip Code)	Title:

Area Code and Telephone No.:	Dated: